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                                                                    EXHIBIT 3.67

                            ARTICLES OF INCORPORATION

                                      -of-

                      COLUMBUS PATHOLOGY LABORATORIES, LTD.

                                       I.

     The corporate title of said company is: Columbus Pathology Laboratories, Ltd.

                                       II.

     The period of duration of this corporation is and shall be ninety-nine years.

                                      III.

     The purposes for which said corporation is created and the powers which it shall possess are as follows, to wit:

     (1) To engage in every phase and aspect of the business of rendering the professional services to the public that a Doctor of Medicine, duly licensed under the laws of the State of Mississippi, is authorized to render, but such professional services shall be rendered only through officers, employees, and agents who are duly licensed under the laws of the State of Mississippi to practice medicine within this State.

     (2) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interests issued or created by any corporation, joint stock companies, syndicates, associations, firms, trusts of persons, public or

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private or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     (3) To acquire, and pay for in cash, stocks or bonds of the corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations, or liabilities, of any person, persons, firms, associations or corporation.

     (4) To enter into, make, execute and perform contracts of every nature, kind and description with any person, firm, association, corporation, municipality, county, state, body politic, government or subdivision thereof.

     (5) To loan unto any person, firm or corporation any of its surplus funds, either with or without security and upon such terms as may appear to the corporation to be advisable.

     (6) To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof, together with interest thereon and any other expense incurred in connection therewith, by mortgage or deed of trust

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upon, or pledge, conveyance or assignment in trust of, the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     (7) In connection with any and all of the foregoing to buy, acquire, own, hold, lease, sell, mortgage, alienate, manage, control, or otherwise deal in or with any and all property, real, personal or mixed, including, but limited to, stocks (including stocks in other corporation), land, mineral rights, interest and royalties, bonds, negotiable papers, and other securities, not contrary to law and to carry on and to engage in any and all of the aforesaid businesses and operations, and in any and all other operations not contrary to law, anywhere in the State of Mississippi, or elsewhere; and to do each and every thing necessary, incidental, desirable, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the purposes or objects hereinabove enumerated or suggested or which at this time or at any time hereafter may appear conducive to, desirable for the promotion, protection or benefit of the corporation.

     (8) The rights and powers that may be exercised by the corporation, in addition to the foregoing, are those conferred by Sections 79-3-1 et seq. of the Mississippi Code of 1972, as amended, as limited by Sections 79-9-1 et seq. of the Mississippi Code of 1972, as amended.

     (9) The foregoing shall be considered as both objects and powers of the corporation and said objects and powers as set forth in any of the foregoing clauses

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shall not in anywise be limited or restricted by reference to, or inference from, the terms of any other clause in these Articles of Incorporation.

                                       IV.

    The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares, all common stock having a par value of One Hundred and 00/100ths Dollars ($100.00) per share.

                                       V.

     The corporation will not commence business until consideration of the value of at least One Thousand and 00/100ths Dollars ($1,000.00) has been received for the issuance of shares.

                                       VI.

     The post office and street address of the corporation's initial registered office is 306 Hospital Drive, Columbus, Mississippi 39701, and the name of its initial registered agent at such address is Ben F. Martin, III, M.D.

                                      VII.

     The number of directors constituting the initial board of directors of the corporation is three (3) and the names and street and post office addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     NAME                            POST OFFICE ADDRESS

     Ben F. Martin, III, M.D.        306 Hospital Drive
                                     Columbus, Mississippi  39701

     John H. Parker, Jr., M.D.       306 Hospital Drive
                                     Columbus, Mississippi  39701

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     Gary L. Geeslin                 1808 Pine Knoll Drive
                                     Columbus, Mississippi, 39701

                                      VIII.

     The name and street and post office addresses of the incorporators, both of whom are natural persons over the age of twenty-one years, are:

     NAME                            POST OFFICE ADDRESS

     Ben F. Martin, III, M.D.        306 Hospital Drive
                                     Columbus, Mississippi  39701

     John H. Parker, Jr., M.D.       306 Hospital Drive
                                     Columbus, Mississippi  39701

     WITNESS THE SIGNATURES of the incorporators on this the 11th day of June, 1979.


                                     -------------------------
                                     BEN F. MARTIN, III, M.D.


                                     -------------------------
                                     JOHN H. PARKER, JR., M.D.

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STATE OF MISSISSIPPI

COUNTY OF LOWNDES

     Personally appearing before me, the undersigned notary public in and for the state and county aforesaid, BEN F. MARTIN, III, M.D. and JOHN H. PARKER, JR., M.D., who being by me first duly sworn, on their oaths deposed and said that they are the incorporators of COLUMBUS PATHOLOGY LABORATORIES, LTD., and that they executed the foregoing ARTICLES OF INCORPORATION on the day that the same bears date, as the incorporators of the corporation, and that the statements contained therein are true and correct as therein stated.


                                     -------------------------
                                     BEN F. MARTIN, III, M.D.


                                     -------------------------
                                     JOHN H. PARKER, JR., M.D.

Sworn to and subscribed before me on this the 11th day of June, 1979.

( S E A L )


                                     -------------------------
                                     NOTARY PUBLIC


My commission expires:


-----------------------

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                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                      COLUMBUS PATHOLOGY LABORATORIES, LTD.

     Pursuant to the provisions of Section 61 of the Mississippi Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Columbus Pathology Laboratories, Ltd.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 13, 1979, in the manner prescribed by the Mississippi Business Corporation Act, as amended:

          Paragraph numbered I of the original Articles of Incorporation be, and the same hereby is, amended to read as follows:

               "The corporate title of said company is: Ben F. Martin, M.D., F.C.A.P., A Professional Association."

          Paragraph numbered III (2) of the original Articles of Incorporation be, and the same hereby is, amended to read as follows:

               "To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interests issued or created by any partnership, corporation, joint stock companies, syndicates, associations, firms, trusts, or persons, public or private or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any

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          governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof."

          Paragraph numbered III (7) of the original Articles of Incorporation be, and the same hereby is, amended to read as follows:

               "In connection with any and all of the foregoing to buy, acquire, own, hold, lease, sell, mortgage, alienate, manage, control, or otherwise deal in or with any and all property, real, personal or mixed, including, but not limited to, interests in partnerships, stocks (including stocks in other corporations), land, mineral rights, interest and royalties, bonds, negotiable papers and other securities, not contrary to law, and to carry on and to engage in any and all of the aforesaid businesses and operations, and in any and all other operations, not contrary to law, anywhere in the State of Mississippi, or elsewhere; and to do each and every thing necessary, incidental, desirable, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated or suggested, or which at this time or at any time hereafter may appear conducive to, desirable for the promotion, protection or benefit of the corporation."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 10; and the number of shares entitled to vote thereon was 10.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class, were as follows:

     CLASS               NUMBER OF SHARES
     -----               ----------------
     Common                   10

     FIFTH: The number of shares voted for such amendment was 10 and the number of shares voted against said amendment was none.

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     SIXTH: The number of shares of each class entitled to vote thereon as a class voting for and against said amendment, respectively, was:

                              NUMBER OF SHARES VOTED
                              ----------------------
     Class                    For       Against
     -----                    ---       -------
     Common                   10           0

     SEVENTH: there shall be no change in any exchange, reclassification, or cancellation of issued shares.

     EIGHTH: There shall be no change in the stated capital.

     DATED this 13th day of December, 1979.

(CORPORATE SEAL)              COLUMBUS PATHOLOGY LABORATORIES, LTD.

ATTEST:

                              By
--------------------------      ------------------------------
Its Secretary                    Its President


STATE OF MISSISSIPPI

COUNTY OF LOWNDES

     Personally appeared before me, the undersigned notary public in and for the state and county aforesaid, BEN F. MARTIN, III, M.D., and JOHN H. PARKER, JR., M.D., being the President and Secretary, respectively, of Columbus Pathology Laboratories, Ltd., a Mississippi corporation, who acknowledged before me that they executed the above and foregoing ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF COLUMBUS PATHOLOGY LABORATORIES, LTD., as the President and Secretary thereof, and that they were duly authorized to act for and on behalf of said corporation and that the statements contained therein are true and correct.

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     Given under my hand and official seal on this the 17th day of December,
1979.

( S E A L )


                                     -------------------------
                                     NOTARY PUBLIC


My commission expires:


-----------------------

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                                                                    EXHIBIT 3.67

F0012 - Page 1 of 3

                            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                         P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                        ARTICLES OF AMENDMENT

        The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     1. TYPE OF CORPORATION

=>      /X/  PROFIT          / /  NONPROFIT

     2. NAME OF CORPORATION

=>   BEN F. MARTIN, M.D., F.C.A.P., A PROFESSIONAL ASSOCIATION

     3. THE FUTURE EFFECTIVE DATE IS                                      [SEAL]
        (COMPLETE IF APPLICABLE)      ____________________________

     4. SET FORTH THE TEXT OF EACH AMENDMENT ADOPTED.
        (ATTACH PAGE)
     5. IF AN AMENDMENT FOR A BUSINESS CORPORATION PROVIDES FOR AN EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES, SET FORTH THE PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF THEY ARE NOT CONTAINED IN THE AMENDMENT ITSELF. (ATTACH PAGE)

     6. THE AMENDMENT(S) WAS (WERE) ADOPTED ON

=>   October 18, 1999                                       Date(s)
     FOR PROFIT CORPORATION (Check the appropriate box)

=>   Adopted by / / the incorporators /X/ directors without shareholder action and shareholder action was not
                                          required.

     FOR NONPROFIT CORPORATION (Check the appropriate box)

=>   Adopted by / / the incorporators / / board of directors without member action and member action was not
                                          required.

     FOR PROFIT CORPORATION

     7. IF THE AMENDMENT WAS APPROVED BY SHAREHOLDERS
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

     Designation    No. of outstanding   No. of votes entitled   No, of votes
                    shares               to be cast              indisputably represented
     Common         50                   50                      50

Rev. 01/96

                            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                         P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                        ARTICLES OF AMENDMENT

=>   _____________  ___________  __________________  ___________________

     (b) EITHER
         (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

     Voting group      Total no. of votes       Total no, of votes cast
                       cast FOR                 AGAINST
=>   Common            50                       0
=>   _____________     ___________________      ___________________

     OR
         (ii) the total number of undisputed votes cast for the amendment by each voting group was

     Voting group      Total no. of undisputed votes cast FOR the plan
=>   _______________   ____________________________________
=>   _______________   ____________________________________

     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

     FOR NONPROFIT CORPORATION

     8. IF THE AMENDMENT WAS APPROVED BY THE MEMBERS
     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

     Designation    No. of memberships      No. of votes entitled   No. of votes
                    outstanding             to be cast              indisputably represented
=>   _____________  _____________________   ______________________  __________________________
=>   _____________  _____________________   ______________________  __________________________

Rev. 01/96

                            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                         P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                        ARTICLES OF AMENDMENT

     (b) EITHER
         (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

     Voting group      Total no. of votes       Total no, of votes cast
                       cast FOR                 AGAINST
=>   _______________   ____________________     __________________________
=>   _______________   ____________________     __________________________

     OR
         (ii) the total number of undisputed votes cast for the amendment by each class was

     Voting class      Total no. of undisputed votes cast FOR the
                       amendment
     ______________   _____________________________________________
     ______________   _____________________________________________

     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

     By:  Signature                                  (Please keep writing within
                                                       blocks)

                        /s/ Ben F. Martin, M.D., III
                        -----------------------------
          Printed Name  BEN F. MARTIN, M.D., III     Title: President

     4.   Set forth the text of each amendment adopted.

          a) The current text of Article I shall be deleted in its entirety and the following substitution in its stead:

                                ARTICLE I - NAME

          The name of this corporation is BEN F. MARTIN, M.D., F.C.A.P., INC.

          b) The current text of Article III shall be deleted in its entirety and the following substituted in its stead:

                              ARTICLE III - PURPOSE

          The sole and specific purpose of the corporation is to engage in any and all business permitted by law incidental to the operation of the corporation, and to do any and all things, not contrary to law, incidental to the carrying on of any business activity, for which a corporation may be organized under the Mississippi Business Corporation Act.